SUBSCRIPTION AGREEMENT

         This Subscription Agreement (this "Agreement") is made as of May 10,
2006, by and between [         ] (the "Investor") and RIC Coinvestment Fund LP
(the "RIC"). Capitalized terms used herein without definition have the meanings set forth in the Limited Partnership Agreement (the "Partnership Agreement") of the RIC. The Investor and the RIC agree as follows.

1.  Subscription; Purchase and Sale of Interests.

         1.1 The RIC will be governed by the Partnership Agreement in the form delivered herewith, as modified to reflect the admission of the Limited Partners into the Investor, and the Capital Commitment made in connection therewith, and as the same may be modified in accordance with the terms of any amendment thereto.

         1.2 Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of the respective parties contained herein,
(a) the RIC agrees to sell to the Investor and the Investor irrevocably subscribes for and agrees to purchase from the RIC an Interest as a Limited Partner, (b) the Investor agrees to become a Limited Partner, and (c) the RIC and the General Partner agree that the Investor shall be admitted as a Limited Partner, in consideration for the Investor's agreement to be bound by the terms and provisions of the Partnership Agreement.

         1.3 The Investor will make capital contributions to the RIC as and when required by the RIC in accordance with the terms of the Partnership Agreement, subject to the terms, provisions and conditions hereof. Notwithstanding the foregoing, (i) the maximum amount of capital the Investor shall be obligated to contribute to the RIC is the amount of the Capital Commitment (as set forth on Schedule A of the Partnership Agreement) and (ii), if the Investor is a Legal Entity, (a) in the event that the obligation of investors in the Investor to make capital contributions thereto pursuant to and in accordance with the operating agreement of the Investor (the "Investor Agreement") and their respective subscription agreements is for any reason reduced, terminated or forgiven in accordance with the terms of the Investor Agreement or (b) any such investor defaults in its obligation to make such capital contribution to the Investor and the remaining investors do not, in the aggregate, elect to make contributions sufficient to correct for any resulting shortfall, then the Investor's obligations herein shall be correspondingly reduced. The term "Legal Entity" as used herein means a corporation, partnership, trust, estate, limited liability company, custodian, unincorporated organization or association or any other entity that is not a natural person.

         1.4 The Investor hereby agrees that the Investor will properly execute and provide to the RIC in a timely manner any and all tax documentation that may be reasonably required by the General Partner in connection with the RIC. In addition, the Investor hereby agrees that the Investor will promptly provide written notice to the RIC upon any change in the Investor's United States tax or withholding status.

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2.  Adoption of Partnership Agreement. The Investor hereby accepts, adopts, and agrees to be bound by each and every provision contained in the Partnership Agreement, and agrees to become a Limited Partner thereunder.

3. Representations and Warranties of the Purchaser. The Investor hereby represents, warrants and agrees as follows:

         3.1  Authorization of Purchase, etc.

              (a)   If the Investor is a Legal Entity:

                    (i) The Investor is duly formed, and validly existing in good standing under the laws of the jurisdiction in which the Investor is organized or formed, with all requisite power and authority to carry on the Investor's business, to execute and deliver this Agreement, and to acquire an Interest in, and become a Limited Partner of, the RIC, and the Investor is authorized to make a Capital Commitment and to pay the Investor's Capital Contributions to, the RIC in the manner contemplated in the Partnership Agreement.

                    (ii) The Investor's purchase of an Interest and the Investor's execution and delivery of this Agreement have been authorized by all necessary corporate or other actions on the Investor's behalf, and this Agreement and the power of attorney contained herein are, and the Partnership Agreement upon execution and delivery by the Investor, or on the Investor's behalf (including by the General Partner pursuant to the power of attorney contained herein), will be, the Investor's legally valid and binding obligations, enforceable against the Investor in accordance with their respective terms. The individual signing this Agreement and granting the power of attorney contained herein on the Investor's behalf has been duly authorized by the Investor to do so.

               (b) If the Investor is a natural person, the execution, delivery and performance of this Agreement and the performance of the Partnership Agreement are within the Investor's legal right, power and capacity. This Agreement constitutes, and the Partnership Agreement, when executed and delivered on the Investor's behalf (including by the General Partner pursuant to the power of attorney contained herein), will constitute, the Investor's valid and binding obligation, enforceable against the Investors in accordance with its terms. If the Investor lives in a community property state in the United States, either (i) the source of the Investor's Capital Commitment will be the Investor's separate property and the Investor will hold his or her Interest as separate property, or (ii) the Investor has the authority alone to bind the community with respect to this Agreement and all agreements contemplated hereby (including the Partnership Agreement).

         3.2 Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the Partnership Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of the Investor's obligations hereunder and under the Partnership Agreement will not conflict with, or result in any violation of or default under, any provision of any charter, by-laws, trust agreement, partnership agreement or

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other governing instrument applicable to the Investor, or any material agreement or other instrument to which the Investor is a party or by which the Investor or any of the Investor's properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Investor or the Investor's business or properties.

         3.3 Purchase for Investment. The Investor is acquiring the Interest to be purchased by the Investor pursuant to this Agreement for the Investor's own account, for investment purposes only, and not with a view to or for sale in connection with any distribution of all or any part of such Interest.

         3.4 Accredited Investor Status. The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). If the Investor is a Legal Entity, to the extent that any look-through rules apply to the Investor under the Securities Act, each person or entity who holds an equity interest in the Investor is, and each person or entity who at any time in the future holds an equity interest in the Investor will be, an "accredited investor" as so defined. In addition, the Investor meets any additional or different suitability standards imposed by the securities and similar laws of the state or other jurisdiction (whether domestic or foreign) of the Investor's principal place of business or domicile.

         3.5 Anti-Money Laundering Laws and Regulations. The Investor acknowledges that the RIC, the General Partner and the Investment Advisor seek to comply with all applicable laws concerning money laundering and related activities. In addition:

              (a)   The Investor is not

                    (i) identified on the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") list of Specially Designated Nationals and Blocked Persons (the "SDN List") codified at 31 CFR Ch. V Annex A as amended from time to time;

                    (ii) to the best of the Investor's knowledge, owned or controlled by or acting on behalf of any person or entity listed on the SDN List;

                    (iii) to the best of the Investor's knowledge, the target of any sanction, regulation, or law promulgated by OFAC or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, the "U.S. Sanctions Laws") such that the entry into this Agreement or the performance of any of the transactions contemplated hereby would contravene such U.S. Sanctions Laws; or

                    (iv) to the best of the Investor's knowledge, owned or controlled by or acting on behalf of any person or entity that is the target of any U.S. Sanctions Laws such that the entry into this Agreement or the performance of any of the transactions contemplated hereby would contravene such U.S. Sanctions Laws.

              (b) The Investor understands, acknowledges, represents and agrees

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                    (i)    that, to the best of the Investor's knowledge, the
         execution of this Agreement, together with the appropriate remittance, will not breach any applicable money laundering or related rules or regulations (including, without limitation, any statutes, rules or regulations in effect under the laws of the United States pertaining to prohibitions on money laundering or to transacting business or dealing in property that may be blocked or may belong to Specially Designated Nationals as those terms are used by the OFAC);

                    (ii) to promptly provide to the RIC and the General Partner documentation verifying the Investor's identity, as well as the identity of any of the Investor's legal or beneficial owners or related parties or affiliates, to the extent requested by the RIC or the General Partner;

                    (iii) that due to money laundering requirements within their respective jurisdictions (which requirements are in effect as of the date of this Agreement), the RIC may require further evidence of the Investor's identity before it accepts the Investor's purchase of Interests, and the RIC may be required to take other actions as may be necessary for the RIC to comply with such money laundering regulations; and

                    (iv) that the Investor hereby consents, to the extent necessary for compliance with such money laundering regulations, to disclosure to relevant third parties of information provided pursuant to this Section 3.9 to hold harmless and indemnify each of the RIC, the General Partner, the Investment Advisor and their respective designees against any losses arising from the failure to process the Investor's application if the Investor does not provide such requested information.

              (c) The Investor understands, acknowledges, represents and agrees that many jurisdictions are in the process of changing or creating anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies and many financial intermediaries are in the process of changing or creating responsive disclosure and compliance policies (collectively "Requirements") and the RIC could be requested or required to obtain certain assurances from the Investor, disclose information pertaining to the Investor to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.

              (d) The Investor understands, acknowledges, represents and agrees that it is the RIC's policy to comply with Requirements to which it is or may become subject and to interpret them broadly in favor of disclosure.

              (e) The Investor hereby agrees, and by reason of owning an Interest will be deemed to have agreed, to provide additional information or take such other actions as may be necessary or advisable for the RIC (if the General Partner determines, in good faith, that such request is in the best interests of the Partnership) to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise.

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              (f)   The Investor hereby consents, and by reason of owning an
Interest will be deemed to have consented, to disclosure by the RIC and its respective agents to relevant third parties of information pertaining to the Investor in respect of Requirements or information requests related thereto.

         3.6 Organization. If the Investor is a Legal Entity, the Investor has been organized or reorganized for the specific purpose of acquiring an Interest (except as previously disclosed to the General Partner in writing).

4. Power-of-Attorney. The Investor hereby irrevocably constitutes and appoints the General Partner, or the successor thereof as general partner of the RIC, the Directors and the Appropriate Oficers, with full power of substitution, the true and lawful attorney-in-fact and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee's name, place and stead, all instruments, documents and certificates that may from time to time be required by the laws of the United States, the State of New York, any other jurisdiction in which the RIC conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and investment and other activities of the RIC, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file: (a) all certificates and other instruments that any such person determines to be required to receive and pay over to the RIC on behalf of the undersigned all Investors received hereunder, and as applicable, to execute, acknowledge, swear to and file any counterparts of the Partnership Agreement (as provided therein); (b) all certificates and other instruments, including the Partnership Agreement and any amendments thereto, that any such person determines to be appropriate to (1) form, qualify or continue the RIC as an exempted limited partnership in the State of New York, including but not limited to the Certificate of Limited Partnership, and all other jurisdictions in which the RIC conducts or plans to conduct business and (2) admit the Investor as a limited partner in the RIC or to admit any other proposed limited partners to the RIC from time to time; (c) all instruments that any such person determines to be appropriate to reflect any amendment to the (x) Partnership Agreement or (y) the Certificate of Limited Partnership in either case (1) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or any non-U.S. statute, compliance with which any such person deems in good faith to be in the best interest of the RIC, (2) to change the name of the RIC or (3) to cure any ambiguity or correct or supplement any provision hereof that may be incomplete or inconsistent with any other provision contained therein so long as such amendment under this clause (3) does not materially adversely affect the interests of the Limited Partners; (d) all instruments that any such person determines to be appropriate in connection with the formation or operation of any other company consistent with the terms of the Partnership Agreement; (e) all conveyances and other instruments that any such person determines to be appropriate to reflect and effect the dissolution, winding up, merger and/or liquidation of the RIC in accordance with the terms of the Partnership Agreement, including the filing of a certificate of cancellation; (f) all instruments relating to (1) Transfers of Interests or the admission of Substitute Partners, (2) the treatment of a defaulting Limited Partner or (3) any change in the Capital Commitment of any Limited Partner, all in accordance with the terms of the Partnership Agreement; (g) all amendments to the Partnership Agreement duly approved and adopted; (h) certificates of assumed name and such other certificates and

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

instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in all jurisdictions in which the RIC conducts or plans to conduct business; (i) any certificates or similar documents determined by any such person to be necessary or appropriate to enable the RIC to obtain an exemption from or reduced rate of tax in any non-U.S. jurisdiction in respect of the Investor's Interest; (j) all instruments that any such person determines to be appropriate or necessary in connection with the merger or consolidation of the RIC, or the sale by the RIC of all or substantially all of its assets; and
(k) any other filings or instruments determined by any such person to be necessary or appropriate in connection with the proper conduct of the business and maintenance in good standing of the RIC and that do not adversely affect the interests of any Limited Partner.

         This power of attorney shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy, incompetence or legal disability of the Investor and shall extend to the successors and assigns of the Investor. This power of attorney may be exercised by such attorney-in-fact and agent for all Limited Partners (or any of them) by a single signature of any such person acting as attorney-in-fact with or without listing all of the Limited Partners executing an instrument. Any Person dealing with the RIC may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to any such person, within five business days after receipt of a request therefor, such further designations, powers of attorney or other instruments as any such person shall reasonably determine to be necessary for the purposes hereof consistent with the provisions of the Partnership Agreement.

5. Amendments and Waivers. This Agreement may be amended or terminated, and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Investor and the General Partner.

6. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Investor in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the General Partner, the RIC or the Investor, and the issue and sale of Interests, any Transfer, withdrawal or other disposition of the Interests, and any termination of the RIC.

7. Assignability. To the fullest extent permitted by law, this Agreement is not transferable or assignable by any party hereto except as may be expressly provided herein and in the Partnership Agreement.

8. Notices. Any notice, request, consent, demand, or other communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the party or to an officer of the party to whom the same is directed, or (b) sent by overnight mail, facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or (c) sent by electronic mail to the proper addressee to the last known address of such party, or to such other address(es) and/or facsimile number(s) as the party may from time to time specify by written notice. Any such notice shall be deemed to be

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delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by overnight mail or facsimile or electronic mail, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). This Agreement (a) shall be binding upon the Investor and the Investor's heirs, personal representatives, successors and assigns, (b) shall survive the admission of the Investor to the RIC and (c) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons.

10. Descriptive Headings. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

11. Entire Agreement. This Agreement, together with the final Partnership Agreement is a part, and together with any side letters that may be entered into between the parties hereto pursuant to the Partnership Agreement, contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

12. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. The Investor's obligations, and the Investor's agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Investor and the Investor's heirs, executors, administrators and successors.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned have executed this Subscription
Agreement as of the date first written above.



                                    RIC COINVESTMENT FUND LP


                                    By: RIC COINVESTMENT FUND GP LLC
                                    General Partner


                                    By:
                                        ----------------------------------------
                                    Name:  Randal A. Nardone
                                    Title: Chief Operating Officer and Secretary


                                    [             ]


                                    By: FIG ADVISORS LLC
                                    General Partner


                                    By:
                                        ----------------------------------------
                                    Name:  Randal A. Nardone
                                    Title: Chief Operating Officer and Secretary